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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (to register Class A Common Stock) of our report dated February 28, 1997, except for Note 17, as to which the date is December 24, 1997, on our audits of the financial statements and financial statement schedule of CDW Holding Corporation and subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          /s/ Coopers & Lybrand L.L.P.

600 Grant Street
Pittsburgh, Pennsylvania
December 24, 1997